                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               MPSI Systems Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         [MPSI SYSTEMS INC. LETTERHEAD]


[MPSI LOGO]



                                                               September 1, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of MPSI Systems Inc. (the "Company") which will be held on Thursday, September 28, 2000 at 2:00 p.m. CDT at the Sheraton Tulsa Hotel, 10918 East 41st Street, Tulsa, Oklahoma 74146.

     The formal notices of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed Proxy as soon as possible in the envelope provided. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     In lieu of providing a Company Annual Report to Stockholders, a copy of the Company's Form 10-K is also enclosed.

     The Board of Directors and Management look forward to seeing you at the meeting.

                                                   Sincerely yours,



                                                   RONALD G. HARPER
                                                   Chairman and Chief
                                                   Executive Officer

Encls.

                                MPSI SYSTEMS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 28, 2000


     The Annual Meeting of Stockholders of MPSI Systems Inc. (the "Company") will be held at the Sheraton Tulsa Hotel, 10918 East 41st Street, Tulsa, Oklahoma 74146, on September 28, 2000 at 2:00 p.m. CDT for the following purposes:

          1. To elect six (6) directors to hold office during the ensuing year.

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

          3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on August 18, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Company's headquarters, 4343 South 118th East Avenue, Tulsa, Oklahoma, for ten days prior to the meeting.

     We hope that you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the meeting either by executing and returning the enclosed Proxy or by casting your vote in person at the meeting. The granting of such proxy will not affect your right to vote in person should you decide to attend the meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. A PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.



                                         By Order of the Board of Directors




                                         LINDA K. WELLS
                                         Secretary

Tulsa, Oklahoma
September 1, 2000

                                                               September 1, 2000


                                MPSI SYSTEMS INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 28, 2000


                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING


     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation by the Board of Directors of MPSI Systems Inc., a Delaware corporation (the "Company"), with principal executive offices at 4343 South 118th East Avenue, Tulsa, Oklahoma 74146, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on September 28, 2000, and any postponement or adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. This Proxy Statement and the enclosed proxy are being first sent to security holders on September 1, 2000.

     A proxy may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or by duly executing a proxy bearing a later date. A proxy may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specification on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the six (6) nominees for director listed in this Proxy Statement, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors, all as described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The close of business on August 18, 2000 has been fixed as the record date for determining the holders of shares entitled to receive notice of and to vote at the meeting. On such date, the Company had 2,911,783 shares of Common Stock outstanding and entitled to vote. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy shall constitute a quorum for the transaction of business at the meeting. Each such share is entitled to one vote on all matters. An abstained vote will count in achieving a quorum for transaction of business, but not towards approval or rejection of the matter under consideration.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company, may make solicitation by personal interview, telephone, facsimile or telegraph, and no additional compensation will be paid for such solicitation. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Six directors are to be elected to serve until the next annual Meeting of Stockholders and until their respective successors are fully elected or appointed and qualified. All six of the nominees named below are presently directors of the Company. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of all six nominees. In the event that any such nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as shall be designated by the present Board of Directors, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for election of the six nominees to the Board of Directors.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
             ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth the nominees, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All were elected at the Company's Annual Meeting of Stockholders held on February 1, 1999 and have continued to serve since that time.

NAME AND PRINCIPAL OCCUPATION AT PRESENT                                                   DIRECTOR
AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                                                  SINCE        AGE
------------------------------------------                                                 --------      ---
Ronald G. Harper(1) ...................................................................     1970          62
  Mr. Harper, who founded the Company in 1970, has served as its President, Chairman of the Board and Chief Executive Officer since inception.

John C. Bumgarner, Jr.(1)(2) ..........................................................     1982          58
  In 1979, Mr. Bumgarner was appointed to his present position as Senior Vice President
  --Corporate Development and Planning of The Williams Companies, Inc., a
  Tulsa-based conglomerate. He has been employed by The Williams Companies, Inc.
  since 1977. He is also a director of TRANSCO, James River Coal Company, and several privately held companies.

Dr. David L. Huff(1) ..................................................................     1982          69
  Since 1968, Dr. Huff has been a member of the faculty at the University of Texas. He has been a Fulbright Lecturer and has published numerous books and articles, including Market Area Analysis, "A Graphical Index of Consumer Expectation,"
  "Measures of Market Area Overlap," and "Retail Location  Theory." He is an
  expert in computer modeling techniques.

Joseph C. McNay(1)(2) .................................................................     1982          66
  Since November 1976, Mr. McNay has been the President, a Director and the Chairman of the Board of Essex Investment Management Company, Inc., a company engaged in investment and advisory services. Mr. McNay is also a director of Softech, Inc. and
  Alpha 1 Biomedical, Inc., each of which is a publicly held company.

NAME AND PRINCIPAL OCCUPATION AT PRESENT                                                      DIRECTOR
AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                                                     SINCE       AGE
------------------------------------------                                                    --------     ---
John J. McQueen(2) ......................................................................       1982       79
  Mr. McQueen has been in the private practice of law in the Tulsa area since 1959. He has also served as a certified public accountant with KPMG Peat Marwick, as a tax specialist with Warren Petroleum Corp., and as controller of Davis Investments, a company engaged in oil and real estate activities.

Bryan D. Porto ..........................................................................       1998       51
  Mr. Porto was appointed Executive Vice President of MPSI's Petroleum Services
  Division in 1998. He previously served as Sr. Vice President - Retail Petroleum and has served in marketing and network planning positions since joining MPSI in the Rio de Janeiro office in 1985.

----------

(1) The individual identified is a member of the Compensation Committee.

(2) The individual identified is a member of the Audit Committee.


MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 1999, the Board of Directors held two regular meetings and two special meetings. All of the directors attended at least 75% of the meetings of the Board, including meetings of Committees of the Board on which they served. To assist it in carrying out its duties, the Board of Directors has standing Compensation and Audit Committees.

     The Audit Committee's functions are to recommend and approve, subject to ratification by the Board of Directors and the stockholders, the Company's independent auditors, to review the scope and results of audits by the independent auditors, to represent the Board of Directors and stockholders in ensuring that the legal, ethical and regulatory requirements for reporting and public disclosure are met by the Company and to serve as the channel of communication between the Board of Directors and Management on matters involving financial reporting, public disclosure, reporting policy and relationships with financial and regulatory entities. The Audit Committee held no separate meetings during the fiscal year ended September 30, 1999, but conducted the necessary business during the regular meetings of the Board.

     The Compensation Committee's functions are to develop and monitor compensation arrangements. In performing these functions, the Compensation Committee approves salary ranges and actual salaries for all executive officers, monitors the effectiveness of and adopts changes as appropriate for all executive compensation programs, sets requirements for and evaluates performance under the executive compensation plans and approves all awards under such plans, and administers and makes awards, interpretations and other decisions under certain other employee benefit and compensation plans. The Compensation Committee held two meetings during the fiscal year ended September 30, 1999. See also "Board Compensation Committee Report on Executive Compensation" below.

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     The following table sets forth the executive officers currently serving the Company, their ages, all positions and offices held with the Company and their tenure in such office. If such officer has been employed by the Company for less than five years, other background information and experience is listed. All officers of the Company serve at the pleasure of its Board of Directors, and there exists no arrangement or understanding among any of the Company's executive officers with any other person pertaining to their selection to serve in such position.

                                                                                            SERVING IN
                                                                                             CURRENT
NAME AND ALL POSITIONS                                                                       POSITION
AND OFFICES HELD WITH THE COMPANY                                                              SINCE        AGE
---------------------------------                                                           -----------     ---
Ronald G. Harper .......................................................................        1970        62
  Mr. Harper, who founded the Company in 1970, has served as its President, Chairman of the Board and Chief Executive Officer since inception.

Bryan D. Porto .........................................................................        1998        51
  Mr. Porto was appointed Executive Vice President of MPSI's Petroleum Services
  Division in 1998. He previously served as Sr. Vice President, Retail Petroleum and has served in marketing and network planning positions since joining MPSI in the Rio de Janeiro office in 1985.

James C. Auten .........................................................................        1996        52
  Mr. Auten was appointed Vice President and Chief Financial Officer on January 1, 1996
  Mr. Auten joined MPSI in 1984 as Corporate Controller and held such position until
  December 1992 when he was appointed Principal Accounting Officer.

Roger A. Finn ..........................................................................        1999        63
  Mr. Finn was appointed President of DataMetrix Inc. in 1999. He was previously Vice
  President, Pricing Division. Mr. Finn joined MPSI in 1982 as Director of Network
  Planning and has served in various marketing and network planning positions since that time.

William H. Webb ........................................................................        1996        60
  Mr. Webb joined MPSI as General Manager, Corporate Human Resources on April 8,
  1996. Previously, Mr. Webb spent 14 years with Amerada Hess Corporation as
  Manager of Personnel Administration.

Bryan D. Gross .........................................................................        2000        43
  Dr. Gross was appointed Vice President of Technology in November 1999.  Prior
  to this position, he led the Core Product Re-engineering effort and Corporate
  Research activities. Dr. Gross joined MPSI in 1984 as Project Supervisor in
  Network Planning. He joined QuikTrip Corporation in 1991 as Manager of
  Statistical Research and Site Selection, returning to MPSI in 1997 as General
  Manager of Corporate Technology.

J. Scott Smathers ......................................................................        2000        39
  Mr. Smathers is currently serving in the position of Assistant to the President and is responsible for implementing MPSI's Internet initiative and the Systems Department.
  He joined MPSI in 1984 and has served on several international assignments, including
  Australia and England. Prior to his current position, Mr. Smathers was Vice President of Operations and Software Development.

                                 STOCK OWNERSHIP

     The following table sets forth information as of August 18, 2000, as to shares of Common Stock beneficially owned by the directors (all of whom are nominees for another term), certain executive officers, the directors and officers of the Company as a group, and certain persons known to the Company to own beneficially more than five percent of the Common Stock. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective owners.

                                                                 BENEFICIAL OWNERSHIP
                                                                   OF COMMON STOCK
                                                             ----------------------------
                                                               NUMBER            PERCENT
NAME OF COMMON STOCKHOLDER                                   OF SHARES           OF CLASS
--------------------------                                   ---------           --------
Ronald G. Harper(2) ...................................     1,192,036(1)            41%
  4343 South 118th East Avenue
  Tulsa, Oklahoma 74146

John C. Bumgarner, Jr .................................       222,322                8%
  4900 Bank of Oklahoma Tower
  One Williams Center
  Tulsa, Oklahoma 74172

Joseph C. McNay .......................................       242,722                8%
  125 High Street, 29th Floor
  Boston, Massachusetts 02110

Bank of Oklahoma, N.A .................................       285,200               10%
  P.  O. Box 2300
  Tulsa, Oklahoma 74192

The Robertson Stephens Orphan Fund(3) .................       225,838                8%
  555 California Street, Suite 2600
  San Francisco, California 94104

Sanford Orkin .........................................       222,222                8%
  3414 Peachtree Road, N.E., Suite 236
  Atlanta, Georgia 30326

James C. Auten(2) .....................................         9,354                *
Roger A. Finn(2) ......................................        24,397                *
Bryan D. Porto(2) .....................................        20,736                *
J. Scott Smathers(2) ..................................         5,200                *
Bryan D. Gross(2) .....................................         6,560                *
William H. Webb(2) ....................................           667                *
All officers and directors as a group (9 persons) .....     1,723,992               58%

----------

*Less than one percent

(1) Includes 374,910 shares of Common Stock held in trust for the benefit of Mr. Harper's family and 434,209 shares held in trust for the benefit of certain charities. Mr. Harper has sole voting and investment power over all of the trust shares except for 135,637 shares over which he shares investment or voting power and 235,773 shares over which he has no investment or voting power. Mr. Harper disclaims beneficial ownership of these trust shares.

(2)  The indicated individuals are executive officers of the Company.

(3) As reported in the Schedule 13G filed by the named person (among others), voting and dispositive power over the listed shares may be deemed shared among BankAmerica Corporation, Robertson Stephens Investment Management Co., Robertson Stephens & Company Investment Management, L.P. and the named person by reason of corporate relationships. Each such beneficial owner has the same address as that set forth above for the named person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 4 furnished to the Company with respect to its most recent fiscal year, the Company has determined that reports required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except for Roger A. Finn. A Form 4/5 was not filed on a timely basis with respect to a grant of stock options to Mr. Finn.


                     COMPENSATION OF DIRECTORS AND OFFICERS

     Summary Compensation Table. The following table summarizes the compensation paid over the last three completed fiscal years to the Company's CEO and the other executive officers of the Company who received compensation of $100,000 or more during the fiscal year ended September 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                                 ---------------------------------
                                                       ANNUAL COMPENSATION                AWARDS          PAYOUTS
                                              ---------------------------------  ---------------------------------
                                                                         OTHER                                           ALL
                                                                        ANNUAL                                         OTHER
                                                                        COMPEN-  RESTRICTED                 LTIP       COMPEN-
          NAME AND                                          BONUS       SATION     STOCK      OPTIONS/     PAYOUTS     SATION
     PRINCIPAL POSITION               YEAR    SALARY($)      ($)        ($)(1)     AWARDS     SARS (#)       ($)       ($)(2)
     ------------------               ----    ---------     -----       -------  ----------   --------     -------     -------
Ronald G. Harper .............        1999     252,531          --       7,885          --          --          --      10,682
Chairman of the Board, .......        1998     205,863          --       7,885          --          --          --      10,121
President & CEO ..............        1997     194,158          --       8,242          --          --          --       9,657

Bryan D. Porto ...............        1999     159,390          --          --          --          --          --       5,821
Executive Vice President, ....        1998     156,856      14,541          --          --          --          --       4,771
Petroleum ....................        1997     125,022          --          --          --          --          --      12,200

James C. Auten ...............        1999     117,185          --          --          --          --          --       2,720
Vice President and ...........        1998     103,375      10,671          --          --          --          --       2,035
Chief Financial Officer ......        1997      92,482          --          --          --          --          --      12,365

Roger A. Finn ................        1999     105,919       3,094          --          --          --          --       3,878
President, DataMetrix Inc. ...        1998     103,012          --          --          --          --          --       3,859
                                      1997     100,827          --          --          --          --          --       3,609

Bryan D. Gross ...............        1999      90,848      10,000          --          --          --          --       3,403
Vice President Technology

----------

(1)  Represents automobile lease paid to or on behalf of Mr. Harper.

(2) The components of "All Other Compensation" for the fiscal years ended September 30, 1999, 1998, and 1997 include (a) Company matching contributions to the Company's 401(k) defined contribution plan (Mr. Harper--$4,800, $4,750, and $4,750; Mr. Porto -- $4,800, $3,961, and
     $2,678; Mr. Auten--$1,699, $1,387, and $1,193; Mr. Finn--$2,857, $3,049 and
     $2,937, respectively; and Dr. Gross--$2,544 in 1999), (b) supplemental life insurance premiums paid by the Company (Mr. Harper--$5,882, $5,371, and $4,907; Mr. Porto--$1,021, $810, and $822; Mr. Auten--$1,021, $648, and
     $672; Mr. Finn--$ 1,021, $810, and $672, respectively, and Dr. Gross---$859 in 1999), and (c) deferred compensation, accrued and payable in 1997 (Mr. Porto--$8,700, Mr. Auten--$10,500 and Mr. Finn--$10,500). At September 30,
     1995, the Company approved discretionary employee performance awards in the form of deferred compensation to a group of 19 employees including the indicated executive officers. Such amounts were earned based on the employee's performance during the year ended September 30, 1994. The Company agreed to pay future cash awards to the specified employees upon the achievement, for thirty consecutive business days, of a $6.00 per share market price for the Company's Common Stock and upon the exercise of the underlying options. Such payments could be made at any point after November 29, 1995, assuming stock price and other vesting requirements have been met. The amounts reflected above vested based upon the stock price at September 19, 1997, which triggered the Company's obligation under the plan.

OPTIONS/SAR GRANTS TABLE

     The following table sets forth certain information with respect to stock options granted to the named executive officers during the fiscal year ended September 30, 1999:

            OPTION/SAR GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1999

                                              Individual Grants
                       ---------------------------------------------------------------
                                                                                                     Potential
                                                                                                  Realizable Value
                                                                                                  at Assumed Annual
                                     % of Total                                                 Rates of Stock Price
                       Options/     Options/SARs                                                  Appreciation for
                         SARs        Granted to         Exercise or                                  Option Term
                       Granted      Employees in        Base Price          Expiration          ---------------------
Name                     (#)         Fiscal Year          ($/Sh)               Date             5%($)          10%($)
----                   --------     ------------        -----------         ----------          -----          ------
Bryan D. Porto         10,000               8%          $     1.00          12-07-2003          2,763          6,105

Roger A. Finn           5,000               4%          $     2.19          05-04-2004          3,025          6,685

Bryan D. Gross          3,000               2%          $     1.00          12-07-2003            829          1,832
                        5,000               4%          $     2.44          05-06-2004          3,371          7,448
                        5,000               4%          $     2.50          09-29-2004          3,454          7,631

     Options Exercised Table. The following table sets forth information concerning each exercise of stock options by the named executive officers during the fiscal year ended September 30, 1999, together with information concerning unexercised options held by the named executive officers:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTIONS/SAR VALUES

           (a)                    (b)          (c)                  (d)                           (e)

                                Shares                      Number of Securities          Value of Unexercised
                               Acquired       Value        Underlying Unexercised      In-the-Money Options/SARs
                              on Exercise   Realized     Options/SARs at FY-End (#)          at FY-End ($)
Name                              (#)          ($)       Exercisable/Unexercisable     Exercisable/Unexercisable
----                          -----------   --------     --------------------------    -------------------------
James C. Auten                     *            *                10,000 / -                        --
Bryan D. Porto                     *            *             28,900 / 10,000                 $- / $15,000
Roger A. Finn                      *            *                17,500 / -                        --
Bryan D. Gross                     *            *              2,000 / 14,000                 $- / $ 4,800

     *None exercised during the period.

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

     The Company maintains a severance policy applicable to all full-time regular employees with at least one year of full-time service. Eligible employees are those who are terminated as the result of (1) a reduction of the Company's work force, (2) elimination of a job or position, (3) inability to satisfactorily perform required responsibilities, or (4) relocation of applicable Company facilities. The amount of severance paid is based upon the employee's base salary and length of service, and includes payment for vested but unused vacations and pro rated automobile allowances, if applicable. The only named executive officer who would receive aggregate severance in excess of $100,000 under the current policy is Mr. Ronald G. Harper. Mr. Harper's aggregate severance would be approximately $131,332 at September 30, 1999.

     The Company has an employment agreement with Roger Finn that remains in effect until December 31, 2000, subject to an option to renew for an additional year. Under this agreement, Mr. Finn is to receive an annual salary of $115,050 and may also receive a performance bonus equal to 30% of his base salary for meeting or exceeding fiscal year 2000 revenue and profitability goals. Upon retirement, Mr. Finn's salary will continue to be paid for an additional year and he will receive all benefits of a full-time employee during such year. The Company will pay the cost of Mr. Finn's medical insurance until he is eligible for Medicare. If DataMetrix is sold prior to September 30, 2000, Mr. Finn will be paid his salary through December 31, 2000, together with a 30% bonus. If a sale occurs after October 1, 2000, he will receive his salary through December 31, 2000, which will include a 10% increase in salary for the period through December 31, 2000.

     Dr. David L. Huff, a director of the Company, is the owner of the "Huff 2000" software which Dr. Huff has licensed to the Company under an Exclusive License Agreement. Under the terms of the agreement, the Company must pay Dr. Huff a royalty equal to 50% of amounts received by the Company for the software marketed under the name Huff Market Area Planner(TM).

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") was composed of Ronald G. Harper, President and Chief Executive Officer of the Company, and independent outside directors, John C. Bumgarner, Jr., Joseph C. McNay and Dr. David L. Huff. This Committee is responsible for overseeing and administering the Company's executive compensation program described below.

     The executive compensation program of the Company is reviewed and approved annually by the Committee and is designed to serve the interests of the Company and its stockholders by aligning executive compensation with stockholder objectives and to encourage and reward management initiatives and good performance. Specifically, the executive compensation program seeks to:

   (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

   (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate individual performance; and

   (iii) directly align the interest of executives with the long-term interest of stockholders through compensation opportunities in the form of Common Stock ownership.

     These objectives are met through a program comprised of base salary and annual cash or stock incentive awards, which are tied to operating performance, and long-term incentive opportunities primarily in the form of incentive stock options.

     Salary. The Committee considers annual salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect internal comparability, organizational considerations and competitive data provided by outside surveys. As a general rule, salary ranges are targeted toward the median of survey results.

     Incentive Awards. Executives are eligible for cash awards annually based upon financial and nonfinancial results relative to pre-established performance targets and objectives.

     Stock Options. The Company's 1998 Stock Option Plan, approved by the stockholders in 1998, permits the Committee to grant incentive or nonstatutory stock options to executive officers. The plan provides for stock option awards giving executives the right to purchase Common Stock over a five-year period at the fair market value per share as of the date the option is granted. Options generally become exercisable in three equal annual installments beginning one year after grant. Neither Mr. Harper nor any other members of the Compensation Committee are eligible to participate in the stock option plan. At August 18, 2000, there are options representing 35,000 shares outstanding under The 1998 Stock Plan applicable to the named executive officers. A former Plan, The 1988 Stock Option Plan, expired in 1998. At August 18, 2000, there are options representing 42,667 shares under that Plan which are applicable to the named executive officers and remain outstanding until their expiration between November 2000 and February 2002.

     Chief Executive Officer Compensation. Mr. Harper's overall compensation package has increased by approximately 27% during the three years ended September 30, 1999 reflecting market comparability factors and Mr. Harper's increased sales activities.

                           THE COMPENSATION COMMITTEE
  John C. Bumgarner, Jr., Ronald G. Harper, Dr. David L. Huff, Joseph C. McNay

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald G. Harper, Chief Executive Officer of the Company, is the only member of the Compensation Committee who is also an employee or officer of the Company.

DIRECTORS' COMPENSATION

     Members of the Board of Directors who are employees of the Company receive no additional compensation as a result of their service as directors. Directors who are not employees of the Company are compensated at the rate of $1,500 for each board meeting attended and are reimbursed for any out-of-pocket expenses incurred in attending meetings.

PERFORMANCE GRAPH

     The following graph sets forth the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five fiscal years ended September 30, 1999 compared with the cumulative total returns of the NASDAQ Stock Market--U.S. index and an industry peer group. The comparison assumes $100 was invested on September 30, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                    [GRAPH]

                      9/94    9/95   9/96    9/97    9/98    9/99
                      ----    ----   ----    ----    ----    ----
MPSI SYSTEMS INC.     100      250     32    217      38       88

PEER GROUP            100      141    179    214     253      224

NASDAQ STOCK          100      138    164    225     229      372
MARKET (U.S.)

     For comparative purposes, the Company has identified a peer group including companies who are competitors or who are known to provide services similar to those provided by the Company. The peer group companies are CACI International Incorporated, Information Resources Incorporated, MARC Incorporated, Equifax Incorporated, Dun & Bradstreet, Acxiom Corporation, Market Facts Incorporated, SEI Corporation, and Fair Issac & Company.

                       APPOINTMENT OF INDEPENDENT AUDITORS


     The Company's Board of Directors has reappointed Ernst & Young LLP, the independent auditors who examined the consolidated financial statements of the Company for the fiscal year ended September 30, 1999, to act as the Company's independent auditors for the current fiscal year, subject to ratification by the stockholders. The decision of the Board of Directors to reappoint Ernst & Young LLP is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed the auditor's independence, the audit scope and audit fees. Representatives of Ernst & Young LLP will attend the Annual Meeting and will be prepared to answer stockholders' questions but do not plan to make a presentation.

     An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for ratification of the appointment of the independent auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS
                        SELECTION OF INDEPENDENT AUDITORS


                              STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 2001, a stockholder proposal must be received by the Secretary at the offices of the Company at the address set forth in the first page of this Proxy Statement, not later than October 31, 2000.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly. If you are present at this meeting and wish to vote your shares in person, your proxy may be revoked upon request.


                                         By Order of the Board of Directors



                                         LINDA K. WELLS
                                         Secretary
Tulsa, Oklahoma
September 1, 2000



     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID ENVELOPE.

                                 REVOCABLE PROXY
                                MPSI SYSTEMS INC

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

    ANNUAL MEETING OF STOCKHOLDERS
     THURSDAY, SEPTEMBER 28, 2000

     The undersigned hereby appoints Ronald G. Harper and Linda K. Wells proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated hereon, all the shares of stock of MPSI Systems Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held at Sheraton Tulsa Hotel, 10918 East 41st, Tulsa, Oklahoma 74146 on September 28, 2000, at 2:00 p.m. Central Daylight Standard Time or any adjournment thereof:


                                            WITH-   FOR ALL
                                     FOR    HOLD    EXCEPT
                                     ---    -----  --------
1. ELECTION OF DIRECTORS (except
as marked to the contrary below):    [ ]     [ ]      [ ]

NOMINEES:
RONALD G. HARPER, JOHN C. BUMGARNER, JR., DR. DAVID L. HUFF,
JOSEPH C. MCNAY, JOHN J. MCQUEEN AND BRYAN D. PORTO

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
--------------------------------------------------------------------------------

                                             FOR   AGAINST   ABSTAIN
                                             ---   -------   -------

2. Ratification of Ernst & Young LLP as
   the independent certified public          [ ]     [ ]       [ ]
   accountants of the corporation.

In their discretion, the Proxies are authorized to vote on such other business that may properly come before the Meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date
  this Proxy in the box below.                         Date
---------------------------------------------------------------------


---------------------------------------------------------------------
  Stockholder sign above                Co-holder (if any) sign above


 o DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. o

                                MPSI SYSTEMS INC.
                          4343 SOUTH 118TH EAST AVENUE
                              TULSA, OKLAHOMA 74146

--------------------------------------------------------------------------------
                                     AGENDA
          o ELECTION OF DIRECTORS
          o RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
          o REPORT ON THE PROGRESS OF THE CORPORATION
          o DISCUSSION ON MATTERS OF CURRENT INTEREST
--------------------------------------------------------------------------------

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                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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